SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way
Woburn, MA
(Address of principal executive offices)

01801
(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ArQule, Inc. (“ArQule”) entered into an underwriting agreement on June 13, 2007 (the “Underwriting Agreement”) with UBS Securities LLC, CIBC World Markets Corp., Leerink Swann & Co., Inc., Fortis Securities LLC and Rodman & Renshaw, LLC, as underwriters (the “Underwriters”). The Underwriting Agreement provides for the sale by ArQule of 7,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), plus an option granted to the Underwriters to purchase an additional 1,050,000 shares of Common Stock to cover over-allotments, if any. The offering of the Common Stock was made pursuant to a shelf registration statement filed by ArQule on Form S-3 (Registration No. 333-143162), including a related prospectus as supplemented by a Preliminary Prospectus Supplement dated June 6, 2007 and Prospectus Supplement dated June 13, 2007.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

SECTION 8 — OTHER EVENTS

ITEM 8.01.  OTHER EVENTS.

A copy of the press release announcing the pricing of such offering is attached as Exhibit 99.1 hereto.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

1.1	Underwriting Agreement dated June 13, 2007.

99.1	Press release of ArQule, Inc. dated June 14, 2007 announcing the pricing of the public offering of 7,000,000 shares of its common stock under an existing shelf registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Richard H. Woodrich
Richard H. Woodrich
Acting Chief Financial Officer and Treasurer

June 14, 2007